     Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

                                                          EXHIBIT 10.13

SERVICES AGREEMENT

This Agreement is effective this 13th day of September, 1996, (the "Effective Date") between Patient Infosystems, 46 Prince Street, Rochester, New York 14607 ("Vendor") and Health Resources, Inc. Vendor agrees to provide services to Health Resources, Inc. under the terms set forth below.

A. SERVICES

   Vendor will provide the product(s) or service(s) set forth, and to the specifications set forth in the proposal incorporated herein as Exhibit A.

   The product and all elements as set forth in Exhibit A are subject to prior approval by Health Resources, Inc., such approval not to be unreasonably withheld.

B. COMPENSATION

   1. Health Resources, Inc. shall pay Vendor an operational fee of [****] in the program described in Exhibit A.

   2. Health Resources, Inc. shall pay Vendor for pre-printed materials (e.g. marketing brochure, business reply mailer, program description) required for the program. Vendor will furnish estimates for printing costs upon determination of volumes and specifications.

   3. All amounts due under this agreement shall be invoiced monthly to Health Resources, Inc. by Vendor and payable within thirty days of the date of the invoice. Payments exceeding thirty days past due shall be subject to a service charge of [****] per month until paid.

   4. In the event that Health Resources, Inc. shall request any changes in the specifications or scope of the services described in Exhibit A hereto, Vendor will notify Health Resources, Inc. of the cost of such revisions and will not proceed without prior written approval.

C. CONFIDENTIALITY

   1. Health Resources, Inc. and Vendor acknowledge that certain confidential and proprietary information may be disclosed by one of them to the other in the course of this Agreement. For purposes of this Agreement, the term "Confidential Information" includes the following: (a) All information regarding the patient, Health Resources, Inc.'s Customer, any patient medical data and/or status, or provider information; and (b) any other information identified as confidential in writing by the disclosing party prior to disclosure. Notwithstanding the confidentiality requirements of this Agreement, the foregoing shall not prevent Health Resources, Inc. from retaining information, including any and all information and data pertaining to any patient which comes to Health Resources, Inc. or to which Health Resources, Inc. is given access during this Agreement.

   2. Should Health Resources, Inc. receive confidential information of Vendor for use in performing their Services, Health Resources, Inc. agrees to take all reasonable steps to safeguard the confidentiality of said information and to prevent unauthorized disclosure thereof by Health Resources, Inc.'s employees, agents and representatives. Health Resources, Inc. shall maintain strict security procedures to protect the confidentiality of any information received, stored, or delivered on patients in the Health Resources, Inc. or any affiliated or associated company's database.

   3. The data released hereunder to Vendor regarding patients, patient medical data, Health Resources, Inc. Customers, and provider information, is considered sensitive and confidential information. Vendor warrants that it shall use any information provided by Health Resources, Inc. strictly for the performance of this Agreement. Vendor acknowledges and agrees to take all necessary steps to safeguard the confidentiality of all information and reports, whether oral or written, maintain such information as strictly confidential and to prevent unauthorized disclosure thereof by Vendor's employees, agents, representatives and other third parties.
   Vendor warrants that all such information and reports will not be disclosed to any person, organization or entity other than Health Resources, Inc.

   4. Each party shall hold the other party, its affiliated companies, the officers, agents, employees, and independent contractors of the other party, harmless and shall indemnify and defend such party for any claim of expense or damage, whatsoever, resulting from the publishing or release by such party, of information contrary to the above conditions.

   5. The obligations of the Paragraph shall not apply to any Confidential Information which the recipient can demonstrate is or becomes available to the public though no breach of this Agreement.

   6. Neither party to this Agreement shall, except as may be required by law or federal regulation, or except with express written permission of the other party, disclose the terms and conditions of this Agreement to any third party or publicly advertise its contents.

   7. The parties agree that Vendor's breach of any of its material obligation under the applicable Confidentiality provisions of this Agreement, may cause Health Resources, Inc. irreparable injury for which it would have not adequate remedy at law, and that Health Resources, Inc. shall be entitled to specific performance or preliminary or other injunctive relief in addition to any and all remedies it may otherwise be entitled to at law or in equity.

   8. This Paragraph shall survive the termination of this Agreement.

   Vendor shall not duplicate any material containing Health Resources, Inc. Confidential Information, except in the direct performance of its services under this Agreement. Vendor shall return all copies of materials containing Health Resources, Inc. Confidential Information upon Vendor's completion of services under this Agreement or upon any earlier termination of this Agreement for any reason whatsoever.

D. INDEMNIFICATION

   D1. Each party shall indemnify and hold the other party harmless from and against all liability, damages, penalties, losses, costs or expenses, including reasonable attorneys' fees, arising from or in any way related to its willful or negligent actions or omissions in performing the responsibilities as described in this Agreement.

   D2. "Limitation of Liability"
   Neither Health Resources, Inc. nor vendor shall in any way be liable for any special, indirect, exemplary, incidental or consequential damages, whether based on contract, tort, or any other legal theory, even if Health Resources, Inc. or vendor has been previously advised of the possibility of such damages. This paragraph shall survive the termination of this agreement.

E. PROFESSIONAL STANDARDS

   Vendor represents that it has facilities, personnel, experience and expertise sufficient in quality and quality to perform all such assignments and projects given it by Health Resources, Inc. hereunder and agrees that it will perform all such assignments and projects in a manner commensurate with professional standards generally applicable to its industry.

F. OWNERSHIP OF MATERIALS

   The parties acknowledge that any modifications to the printed materials produced by its asthma program for Health Resources, Inc. are being created at the insistence of Health Resources, Inc. and shall be deemed "work made for hire" under the United States copyright law.

   Health Resources, Inc. shall have the right to use the whole work, any part of parts thereof, or none of the work, as it sees fit. Health Resources, Inc. may alter the work, add to it, or combine it with any other works, at its sole discretion. Notwithstanding the foregoing, all original material submitted by Vendor as part of the work or as part of the process creating the work, including but not limited to listings, printouts, documentation, notes, reports, shall be the property of Health Resources, Inc. whether or not Health Resources, Inc. uses such material. No rights are reserved by Vendor.

   All surveys and reports prepared by Vendor in connection with the performance of its services hereunder will become and remain Health Resources, Inc.'s sole property.

   Vendor agrees it will not disclose to any third party, without the prior written consent of Health Resources, Inc., any proprietary or confidential information acquired from Health Resources, Inc. under this Agreement, including trade secrets, business plans and confidential or other information which may be proprietary to Health Resources, Inc.

   Vendor warrants and represents that it has or will have the right, through written agreements with its employees, to secure for Health Resources, Inc. the rights called for in this Section. Further, in the event Vendor uses any subcontractor, even though subcontracting is not permitted by this Agreement, or other third party to perform any of the services contracted for under this Agreement, Vendor agrees to enter into such written agreements with such third party, and to take such other steps as are or may be required to secure for Health Resources, Inc. the rights called for in this Section.

G. DURATION OF AGREEMENT

   1. Term

   This Agreement is effective as of the Effective Date and shall continue in full force and effect until the earlier of (i) completion of the project assigned hereunder, (ii) terminated by at least one hundred eighty (180) days written notice by either party to the other, sent by registered mail to the address for each party first set forth above, or to such other address which a party may designate for its receipt of notices hereunder. This Agreement may be terminated by Health Resources, Inc. immediately in the event Health Resources, Inc. is unable to obtain waivers from its customers regarding Vendor's services.

   2. Payment on Termination

   Upon termination of this Agreement Health Resources, Inc. is to pay for all authorized work in process.

   3. Transfer Upon Termination

   Vendor shall transfer, assign and make available to Health Resources, Inc. or Health Resources, Inc.'s representative all property and materials in Vendor's possession or control and any copies thereof belonging to and paid for by Health Resources, Inc., and all information regarding Health Resources, Inc.'s project(s) covered by this Agreement, as set forth in Paragraph C herein.

   4. Neither Health Resources, Inc. nor Vendor shall be liable to the other for damages of any kind, including but not limited to lost profits or incidental, punitive or consequential damages, relative to termination of this Agreement in accordance with Section 6.2, even if advised of the possibility of such damages.

H. INDEPENDENT CONTRACTORS

Vendor shall at all times be an independent contractor and shall so represent itself to all third parties. Nothing in this Agreement shall be deemed to constitute either party the agent or legal representative of the other nor to constitute the parties as partners, agents or joint ventures of one another.

I. THIRD PARTY OBLIGATIONS

In connection with this Agreement, Vendor shall make no commitments or disbursements, incur no obligations nor place any advertising, public relations or promotional material for itself, Health Resources, Inc.'s, subsidiaries or affiliate companies, nor disseminate any material of any kind using the name of Health Resources, Inc. and/or Health Resources, Inc.'s such parent, subsidiary of affiliate companies or using their trademarks, without the prior written approval of Health Resources, Inc.

J. GOVERNING LAW

This Agreement is entered into the State of New York and shall be constructed and governed under and in accordance with the laws of that State.

K. MISCELLANEOUS

   1) The terms of this Agreement shall be binding upon Health Resources, Inc. and Vendor and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement is not assignable in whole or in part by Vendor without the prior consent of Health Resources, Inc.

   2) The failure of either party to take action as a result of a breach of this Agreement by the other party shall constitute neither a waiver of the particular breach involved nor a waiver of either party's right to enforce any or all provisions of this Agreement through any remedy granted by law or this Agreement.

   3) This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein, supersedes any prior written or oral communications and may be modified in writing subject to mutual agreement of the parties hereto.

   4) The headings of each paragraph are for reference only and shall not be construed as part of this Agreement.

   5) Except for the obligation to pay money property due and owing, either party shall be excused from any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including, but not limited to, failure of performance by the other party, earthquake, labor disputes, riots, governmental requirements, inability to secure materials on a timely basis, failure of computer equipment, failures or delays of sources from which information or data is obtained and transportation difficulties.

IN WITNESS WHEREOF, the parties hereto, each by a duly authorized officer, have entered in to this Agreement this 13th day of September, 1996.


Health Resources, Inc.                          Patient Infosystems, Inc.
20 Erford Road                                  46 Prince Street
Lemoyne, PA 17043                               Rochester, New York 14607


By: /s/ David L. Dalton                         By: /s/ Donald A. Carlberg
   --------------------------                       -------------------------
Title: President & CEO                          Title: President & CEO
       ----------------------                          ----------------------

                                    EXHIBIT A

                                     DIABETES
                               DISEASE MANAGEMENT
                                     PROPOSAL




             -----------------------------------------------------------


                                    PRESENTED BY


                             Patient Infosystems, Inc.
                                  46 Prince Street
                             Rochester, New York 14607
                                    716-244-1360

     Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

                                     [****]